EXHIBIT NO. 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Marc T. Giles, the Chief Executive Officer of Gerber Scientific, Inc. (the "Company"), pursuant to 18 U.S.C. section 1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 11, 2003

/s/ Marc T. Giles
Marc T. Giles